      As filed with the Securities and Exchange Commission on May 21, 1998
                                           Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549

                            ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ---------------------

                   SUPERIOR CONSULTANT HOLDINGS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                                                   38-3306717
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                         4000 TOWN CENTER, SUITE 1100
                          SOUTHFIELD, MICHIGAN 48075
                                (248) 386-8300
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                 Registration's Principal Executive Offices)

                RICHARD D. HELPPIE, JR., CHIEF EXECUTIVE OFFICER
                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075
                                (248) 386-8300
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                  ---------------------------------------------

                                   COPIES TO:
                                WILLIAM E. DORAN
                             SACHNOFF & WEAVER, LTD.
                         30 S. WACKER DRIVE, 29TH FLOOR
                             CHICAGO, ILLINOIS 60606
                                 (312) 207-6401

                  ---------------------------------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under he Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                 -------------------

      If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ---------------------

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          -------------------------

                                                    CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                              PROPOSED                PROPOSED
        TITLE OF SHARES                 AMOUNT TO         MAXIMUM OFFERING        MAXIMUM AGGREGATE       AMOUNT OF
       TO BE REGISTERED              BE REGISTERED(1)    PRICE PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common  Stock,  $0.01 par value...        63,385            $41.8125 (2)           $2,650,285 (2)            $782
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================




(1) In accordance with Rule 416 under the Securities Act of 1933, Common Stock offered hereby shall also be deemed to cover additional securities to be offered or issued in connection with stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low reported price of the Company's Common Stock on May 19, 1998.

                          -------------------------

    THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED MAY 21, 1998

PROSPECTUS

                                  63,385 SHARES
                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                                  COMMON STOCK
                                 $0.01 PAR VALUE

     This Prospectus covers 63,385 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Superior Consultant Holdings Corporation, a Delaware Corporation ("SUPC" or the "Company"). All of the Shares are being offered by the persons who are named herein under "Selling Stockholders," or by pledgees, donees, transferees, distributees in liquidation or other successors in interest and permitted assigns of such selling stockholders (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of the Shares.

     The Company has not made any underwriting arrangements with respect to the Shares. SUPC's Common Stock is quoted on the Nasdaq National Market under the symbol SUPC. On May 19, 1998, the last sale price reported was $42 1/8.

     This Prospectus is to be used in connection with the sale of the Shares from time to time by the Selling Stockholders. The Shares may be sold from time to time by the Selling Stockholders, directly or through underwriters, dealers or agents, in market transactions, including block trades or ordinary brokers transactions or in privately-negotiated transactions. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any sale, may be privately negotiated, may be based on then prevailing market prices and may vary from transaction to transaction and as a result are not currently known. This Prospectus may be used by the Selling Stockholders or by any broker-dealer who may participate in sales of securities covered hereby. See "Plan of Distribution and Offering Price."

     The Company will pay the legal and other expenses of this offering (estimated to be $15,000), except that the Selling Stockholders will bear the cost of any brokerage commissions or discounts incurred in connection with the sale of their Shares. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act. See "Plan of Distribution and Offering Price."

     THE SHARES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK. (SEE "RISK
                        FACTORS" BEGINNING ON PAGE 2)

                           -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ----------------------

               The date of this Prospectus is          , 1998.
                                              ---------

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained, or incorporated by reference, in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


                                  RISK FACTORS

         In addition to the other information set forth in this Prospectus, investors should consider carefully the following factors in connection with an investment in the shares of Common Stock offered hereby. This Prospectus and certain of the documents incorporated by reference herein contain certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified as such because the context of the statement includes words such as the Company "believes," "anticipates, " "expects," "estimates, " "intends," or other words of similar import. Similarly, statements that describe the Company's future plans, objectives and goals are also forward-looking statements. The Company's actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus and in documents incorporated by reference herein.

         RECRUITMENT AND RETENTION OF PROFESSIONAL STAFF

         The Company's business involves the delivery of professional services and is labor-intensive. The Company's success depends in large part upon its ability to attract, develop, motivate and retain highly skilled consultants. There is significant competition for employees with the skills required to perform the services offered by the Company from other consulting firms, healthcare providers and other healthcare industry participants, health information systems vendors, clients, systems integrators and many other enterprises. There can be no assurance that the Company will be able to attract and retain a sufficient number of highly skilled employees in the future or that it will continue to be successful in training, retaining and motivating employees. The loss of a significant number of consultants and/or the Company's inability to hire a sufficient number of qualified consultants would adversely affect the Company's ability to secure, service and complete client engagements and could have a material adverse effect on the Company's business, operating results and financial condition.

         VARIABILITY OF QUARTERLY OPERATING RESULTS

         Variations in the Company's revenue and operating results may occur as a result of a number of factors, such as the number and significance of active client engagements during a quarter, delays incurred in connection with a project, employee hiring and consultant utilization. The timing of revenues is difficult to forecast because the Company's sales cycle can be relatively long and may depend on factors such as the size and scope of assignments, budgetary cycles and pressures and general economic conditions. In addition, a substantial percentage of the Company's expenses, particularly personnel and rent, are relatively fixed in advance of any particular quarter. As a result, a variation in the size or number of client assignments or the timing of the initiation or the completion, of client assignments can cause significant variations in operating results from quarter to quarter. Seasonal factors, such as vacation days and total business days in a quarter, and the business practices of clients such as deferring commitments on new projects until after the end of the calendar year or the client's fiscal year, could require the Company to maintain under-utilized employees and could therefore have a material adverse-effect on the Company's business, financial condition and results of operations. In addition, the Company's annual employee meetings can result in lower consultant utilization in the quarter in which the meeting occurs. Given the possibility of such fluctuations, the Company believes that comparisons of its results of operations for preceding quarters are not necessarily meaningful and that such results for one quarter should not be relied upon as an indication of future performance. Based on the preceding factors, it is possible that the Company may experience a shortfall in revenue or earnings from expected levels or otherwise fail to meet expectations of securities analysts or the market in general, which could have a material adverse effect on the market price of the Company's Common Stock.

         MANAGEMENT OF GROWTH

         The Company's operational and geographic growth (including an increase from 5 to 18 facilities in the last eighteen months) as well as the Company's acquisitions and success in securing outsourcing contracts has placed significant demands on the Company's management, administrative, operational and financial resources. The Company's ability to manage its growth will require the Company to continue to implement and improve its operational, financial and management information systems and to continue to expand, motivate and effectively manage an evolving and expanding workforce. In addition, the Company's success will depend in large part on its ability to maintain high levels of consultant utilization, maintain or increase billing rates, maintain quality and accurately set and meet schedules. If the Company is unable to manage effectively any of these variables, the quality of the Company's services, its ability to retain key personnel and its results of operation could be materially and adversely affected. No assurance can be given that the Company will continue to experience growth or that the Company will be successful in managing its growth, if any.

         CLIENT CONCENTRATION

         The Company derives a significant portion of its revenues from a relatively limited number of clients. For example, during 1996 and 1997 the Company's five largest clients accounted for approximately 25.8% and 23.6%, respectively, of the Company's revenues. Detroit Medical accounted for 7.1% and 8.1% of the Company's revenues in 1996 and 1997, respectively. Two of the top five clients in 1996 were also among the Company's five largest clients during 1997. Except for the Company's outsourcing contracts, which typically are for more than one year, clients engage the Company on an assignment-by-assignment basis, and a client can generally terminate an assignment at any time without penalty. In addition, the level of the Company's consulting services required by any individual client can diminish over the life of its relationship with the Company, and there can be no assurance that the Company will be successful in establishing relationships with new clients as this occurs. Moreover, there can be no assurance that the Company's existing clients will continue to engage the Company for additional projects or do so at the same revenue levels. The loss of any significant client could have a material adverse effect on the Company's business, financial condition and results of operations.

         VENDOR SYSTEMS CONCENTRATION

         There are numerous healthcare information systems solutions available to the healthcare industry. Vendors of these products come into and out of favor depending on a variety of factors. Although the Company's consultants have expertise with the information systems developed by numerous healthcare information system vendors, historically the Company has experienced periodic revenue concentration from client projects involving the products of an evolving group of vendors. At present, the Company believes that its current concentration of revenue derived from the planning, management, process design and implementation involving the products of three leading healthcare information systems vendors, Shared Medical Systems Corporation ("SMS"), HBO & Company ("HBOC") and Cerner Corp. ("Cerner") generally reflects the current favor of the healthcare industry participants served by the Company to these vendors. Client projects involving the products of these three vendors, together, represented approximately 44.2% and 29.6% of the Company's revenues in 1996 and 1997, respectively. Should one of these vendors (or any other vendors with whose products the Company has substantial involvement) lose favor in the healthcare industry, it would require the Company to refocus its efforts on alternative information systems products of other vendors. The loss of a major portion of the Company's business with respect to any one of these vendors could have a material adverse effect on the Company's business, financial condition and results of operations.

         DEPENDENCE ON SENIOR MANAGEMENT

         The success of the Company is highly dependent upon the efforts, abilities and business generation capabilities of its senior management team, including its three most senior executive officers: Richard D. Helppie, Jr., President and Chief Executive Officer of the Company; Charles O. Bracken, Executive Vice President of Superior; and Robert R. Tashiro, Senior Vice President and Chief Operating Officer of Superior. Although client relationships are managed at many levels of the Company, the loss of the services of any of these key executives for any reason could have a material adverse effect upon the Company's business, financial condition and results of operations, including its ability to secure engagements. Moreover, certain client and industry relationships and areas of expertise are dependent on the efforts, abilities and business generation capabilities of other members of the Company's management team. The loss of the services of any of these management team members could have a material adverse effect on the Company's business, financial condition and results of operations.

         RISKS OF COMPLETED ACQUISITIONS; RISKS OF ACQUISITION STRATEGY

         Since its initial public offering, the Company has consummated six acquisitions and the Company expects to continue to expand through acquisitions as a part of its growth strategy. However, the anticipated benefits of these acquisitions may not be achieved, and the Company's growth strategies will not be fully implemented, unless the Company successfully integrates and markets its acquired services in a timely manner. The difficulties of such integration may initially be increased by the necessity of integrating personnel with disparate business backgrounds and corporate cultures. Management's focus on the integration of acquired companies and the implementation of the Company's strategy may cause interruption, or loss of momentum, in the ongoing activities of the Company or one or more of the acquired companies, which could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company intends to continue to expand its geographic presence, industry expertise and technical scope through strategic acquisitions and alliances with companies that provide additional and complementary products, services or skills or have strategic client relationships. There can be no assurance that the Company will be able to identify suitable acquisition candidates or that, if identified, the Company will be able to acquire such companies on suitable terms. Moreover, other companies are competing for acquisition candidates, which could result in an increase in the price of acquisition targets and a decrease in the number of attractive companies available for acquisition. Acquisitions also involve a number of special risks, including: (i) adverse effects on the Company's reported operating results including increased goodwill amortization and interest expense; (ii) diversion of management attention; (iii) risks associated with unanticipated problems, liabilities or contingencies; (iv) difficulties related to the integration and management of the acquired business; (v) the risk of entering markets in which the Company has limited or no-direct expertise; and (vi) the potential loss of key employees of the acquired companies. In addition, acquisitions may involve the expenditure of significant funds. There can be no assurance that any acquisition will result in long-term benefits to the Company or that management will be able to manage effectively the resulting business. The occurrence of some or all of the events described in these risks could have a material adverse effect on the Company's business, financial condition and record of operations.

         HEALTHCARE INDUSTRY CONCENTRATION

         All of the revenues of the Company's wholly-owned healthcare consulting subsidiary, Superior, in 1996 and 1997, were derived from clients involved in the healthcare industry. These revenues represented 91.6% and 89.1%, respectively, of the total revenues generated by the Company on a consolidated basis for the same periods. In addition, for 1997, the Company's other wholly-owned subsidiary, Enterprise, derived 16.1% of its revenues from healthcare clients. As a result of the Company's focus on healthcare consulting, the Company's business, financial condition and results of operations are influenced by conditions affecting this industry, including changing political, economic and regulatory influences that may affect the procurement practices and operation- of healthcare providers. Many federal and state legislators have announced that they intend to propose programs to reform the United States healthcare system at both the federal and state level and government agencies have intensified efforts to monitor fraud and abuse in healthcare programs reimbursed by federal and state agencies. These efforts could adversely affect the Company's clients, result in lower reimbursement rates and change the environment in which providers operate and could otherwise adversely affect service providers such as the Company. In addition, large private purchasers of healthcare services are placing increasing cost pressure on providers. Healthcare providers may react to these cost pressures and other uncertainties by curtailing or deferring investments, including investments in the Company's services. Moreover, many healthcare providers are consolidating to create larger healthcare delivery organizations and are forming affiliations for purchasing products and services. These consolidations and affiliations reduce the number of potential customers for the Company's services and the increased bargaining power of these organizations could lead to reductions in the amounts paid for the Company's services. In addition, this consolidation is likely to result in the acquisition of certain of the Company's clients, and such clients may scale back or terminate their relationship with the Company following their acquisition. The impact of these developments in the healthcare industry is difficult to predict and could have a material adverse effect on the Company's business, financial condition and results of operations.

         PROJECT RISKS; LIMITED OUTSOURCING EXPERIENCE

         Many of the Company's engagements involve projects which are critical to the operations of its clients' business and which provide benefits that may be difficult to quantify. The Company's failure to meet a client's expectations in the performance of its services could damage the Company's reputation and adversely affect its ability to attract new business. In addition, the Company could incur substantial costs and expend significant resources correcting errors in its work, and could possibly become liable for damages caused by such errors. For example, the healthcare industry faces potential difficulties with its information systems and business operations arising out of potential Year 2000 problems. The Company is currently engaged in assisting clients in auditing Year 2000 compliance and taking steps to render information systems Year 2000 compliant. The year 2000 problem is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the client's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in major system failure or miscalculations. Additionally, the Company has assisted and continues to assist its clients in selecting and implementing software applications for the clients' use in their business. While the Company is not aware of any existing or potential claims, the occurrence of Year 2000 related systems failures in the information systems or other systems of clients of the Company could involve the Company in disputes and negatively impact client relationships, which in turn could have a material adverse effect on the Company's business, financial condition and results of operations, whether or not the Company bears any responsibility, legal or otherwise, for the occurrence of those problems.

         The Company has established a program to provide healthcare IT outsourcing which includes interim management, personnel acquisition and facilities management, and/or the transfer of a client's information system assets--hardware/software and human resources--from an internal business function to an outsourced service. To implement its outsourcing program, the Company may be required to make substantial investments in capital assets and personnel for certain outsourcing contracts. The Company may also be dependent upon its ability to hire and retain some or all of an outsourcing client's former IT staff in order to provide appropriate service levels. The provision of outsourcing services and its profitability could also be adversely affected by the recent increase in government scrutiny of provider reimbursement practices. The Company has limited experience to date as an outsourcing provider, and there can be no assurance that the Company will be able to assess accurately the investment required and negotiate and perform in a profitable manner any of its outsourcing contracts. If the Company is successful in implementing its outsourcing strategy, the Company anticipates that competitors may increase their focus on this market which could adversely affect the Company's ability to obtain new outsourcing contracts as well as the profitability of any such contracts. In addition, any failure by the Company to perform adequately under its outsourcing agreements may adversely effect its ability to obtain future consulting engagements from these or other clients. As a result of the Company's success in obtaining outsourcing contracts and the nature of the practices of certain recently acquired companies, an increasing portion of the Company's projects are billed on a fixed-fee basis as opposed to the Company's general method of billing on a time and materials basis. The Company's failure to estimate accurately the resources and related expenses required for a fixed-fee project or its failure to complete its contractual obligations in a manner consistent with the project plan upon which its fixed-fee contract was based could have a material adverse effect on the Company's business, financial condition and results of operations.

         COMPETITION

         The market for the Company's services is highly fragmented and highly competitive and is subject to rapid change. The Company believes that it currently competes principally with systems integration firms, national consulting firms, including the consulting divisions of large accounting firms, information system vendors, service groups of computer equipment companies, facilities management companies, general management consulting firms and regional and specialty consulting firms. Many of the Company's competitors have significantly greater financial, technical and marketing resources than the Company, generate greater revenues and have greater name recognition than the Company. Moreover, those competitors that sell or license their own software may in the future attempt to limit or eliminate the use of third party consultants, such as the Company, to implement and/or customize such software. In addition, vendors whose systems may enjoy wide market acceptance and large market share could enter into exclusive or restrictive agreements with other consulting firms which could eliminate or substantially reduce the Company's implementation work for those systems. There are relatively low barriers to entry into the Company's markets, and the Company has faced and expects to face additional competition from new entrants into the healthcare consulting industry. In addition, combinations and consolidations in the consulting industry will give rise to larger competitors whose relative strengths are impossible to predict. The Company also competes with its clients' internal resources, particularly where these resources represent a fixed cost to the client. This internal client competition may heighten as consolidation of healthcare providers creates organizations large enough to support more sophisticated internal information management capabilities. There can be no assurance that the Company will be able to compete effectively with current and future competitors or that competitive pressures (including wage pressures as the consultant labor market tightens) faced by the Company will not cause the Company's revenue or operating margins to decline or otherwise materially adversely affect its business, financial condition and results of operations.

         LIMITED PROTECTION OF PROPRIETARY SYSTEMS AND PROCEDURES

         The Company's success is in part dependent upon its proprietary internal information and communication systems, databases, tools, and the methods and procedures that it has developed specifically to serve its clients. In addition, Enterprise has and will continue to develop proprietary groupware tools and applications. The Company has no patents or registered copyrights; consequently, it relies on a combination of nondisclosure and other contractual arrangements and copyright, trademark and trade secret laws to protect its proprietary systems, information and procedures. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of such rights or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its proprietary rights. The Company believes that its systems and procedures and other proprietary rights do not infringe upon the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against the Company in the future or that any such claims will not require the Company to enter into materially adverse license arrangements or result in protracted and costly litigation, regardless of the merits of such claims.

         INFLUENCE OF PRINCIPAL STOCKHOLDER

         After completion of this offering, the Company's principal stockholder and Chief Executive Officer Richard D. Helppie, Jr., will beneficially own approximately 31.1% of the Company's outstanding shares of Common Stock. As a result, Mr. Helppie will retain the voting power to exercise significant influence over the outcome of matters requiring a stockholder vote, including the election of directors and the approval of significant corporate matters. Such a concentration of control could adversely affect the market price of the Common Stock or could have the effect of delaying or preventing a change in control of the Company.

         LIMITED TRADING HISTORY OF COMMON STOCK; STOCK PRICE VOLATILITY

         The Common Stock was first publicly traded on October 10, 1996 after the Company's initial public offering of Common Stock to the public at $16 per share. Between October 10, 1996 and May 19, 1998 the sale price has ranged from a low of $14-3/4 per share to a high of $42-1/8 per share. The market price of the Common Stock could continue to fluctuate substantially due to a variety of factors, including quarterly fluctuations in results of operations, adverse circumstances affecting the introduction or market acceptance of new services offered by the Company, announcements of new services by competitors, changes in the healthcare and IT consulting environments, changes in earnings estimates by analysts, sales of Common Stock by existing holders, loss of key personnel and other factors. The market price for the Company's Common Stock may also be affected by the Company's ability to meet analysts expectations, and any failure to meet such expectations, even if minor, could have a material adverse effect on the market price of the Company's Common Stock. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, operating results and financial condition.

         CERTAIN ANTITAKEOVER EFFECTS

         The Company's Amended and Restated Certificate of Incorporation and By-Laws and the Delaware General Corporation Law include provisions that may be deemed to have antitakeover effects and may delay, defer or prevent a takeover attempt that stockholders might consider in their best interests. These include a board of directors which is divided into three classes, each of which is elected for staggered, three-year terms, By-Law provisions under which only the Chairman of the Board, a majority of the Board of Directors or stockholders owning at least 50% of the Company's capital stock may call meetings of stockholders and which require certain advance notice procedures for nominating candidates for election to the Board of Directors. The Board of Directors of the Company is empowered to issue up to 1,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of such shares, without any further stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, this "blank check" preferred stock, and an issuance thereof, may have an adverse effect on the market price of the Company's Common Stock. Furthermore, the Company is subject to the antitakeover provisions of Section 203 of the Delaware General Corporation Law that prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of Section 203 and certain other provisions of the Certificate of Incorporation could also have the effect of delaying or preventing a change of control of the Company, which could adversely affect the market price of the Company's Common Stock.

         ABSENCE OF DIVIDENDS

         The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future.

         FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

         Included in this Prospectus and certain of the documents incorporated by reference herein are various forward-looking statements, including, among others, the Company's goals and strategies, the expected growth of the healthcare consulting industry, the pace of change in the healthcare and IT marketplace, the demand for healthcare consulting and IT services, the Company's goal to expand service offerings and to pursue acquisitions, the ability to leverage the Company's client base into additional contracts, and the ability to obtain new outsourcing contracts.

         These statements are forward-looking and reflect the Company's current expectations. Such statements are subject to a number of risks and uncertainties, including, but not limited to, changes in the economic and political environments, changes to technology and changes in the healthcare consulting marketplace. In light of the many risks and uncertainties surrounding the Company and the healthcare consulting marketplace, there can be no assurance that the events described in forward-looking statements contained in this Prospectus and in the documents incorporated by reference herein will transpire.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). The Common Stock is listed on the Nasdaq National Market under the trading symbol "SUPC". For further information with respect to the Company, reference is hereby made to such reports and other information which can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450
Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006 or obtained by calling the Nasdaq Public Reference Room Disclosure Group at (800) 638-8241. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and on the Commission's Web site at http://www.sec.gov.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares offered hereby. In accordance with the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and related exhibits and the documents incorporated herein by reference for further information with respect to the Company and the Company's Common Stock. Statements contained herein or incorporated herein by reference concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, is also available on the Commission's Web site at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

     The Company incorporates herein by reference the following documents it has previously filed with the Commission (File No. 0-21485) pursuant to the Exchange
Act:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed on March 31, 1998;

         (b) the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 13, 1998 filed on April 10, 1998;

         (c) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 filed on May 15, 1998; and

         (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective October 9, 1996.

     All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents, and any other documents specifically identified herein as incorporated by reference into the Registration Statement to which this Prospectus relates or into such other documents. Requests should be addressed to: Investor Relations Department, Superior Consultant Holdings Corporation, 4000 Town Center, Suite 1100, Southfield, MI 48075.


                                   THE COMPANY

         The Company, through its wholly owned subsidiary, Superior Consultant Company, Inc. ("Superior"), is a national healthcare consulting firm that provides a wide range of information technology ("IT") consulting and strategic and operations management consulting services to a broad cross-section of healthcare industry participants and healthcare information system vendors. Superior uses its in-depth institutional knowledge and nationally deployed group of experienced consultants to help clients plan and execute business strategies. Superior's comprehensive continuum of solutions includes: strategic planning and operations management consulting; information systems planning, implementation and integration; and interim management and outsourcing.

         The Company's wholly-owned subsidiary, Enterprise Consulting Group, Inc. ("Enterprise"), assists clients in various industries with network and telecommunication design and acquisition, enterprise messaging, intranet and web strategies, workgroup consulting, and software and application development solutions.

     The Company's executive offices are located at 4000 Town Center, Suite 1100, Southfield, MI 48075. The Company's telephone number is (248) 386-8300.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders herein.

                              SELLING STOCKHOLDERS

     With the following exceptions, none of the Selling Stockholders has had a material relationship with the Company or any of its affiliates within the past three years. John Silverman is a director of the Company. Karl Bartscht heads Chi Systems, a practice area within Superior's Management Consulting Division. Mr. Bartscht and Mr. Silverman received their shares of Common Stock in a private transaction in connection with the Company's acquisition of The Chi Group, Inc. In addition, the Company issued 48,381 shares of its Common Stock to Lincoln Computer Corp. ("Lincoln"), pursuant to an Asset Purchase Agreement dated as of April 30, 1998 among the Company, Lincoln, and certain shareholders of Lincoln. Lincoln does not have a material relationship with the Company.

         The following table sets forth for each Selling Stockholder the number of Shares beneficially owned by such Selling Stockholder prior to this offering, the maximum number of Shares to be offered and sold hereunder from time to time by such Selling Stockholder and the number of Shares beneficially owned by such Selling Stockholder after this offering and assuming that all of the Shares being offered for sale hereunder by such Selling Stockholder are sold. In each case, the percentage of outstanding Shares held by each Selling Stockholder prior to and after this offering represents less than one percent of the outstanding shares of Common Stock.

                                        NUMBER OF SHARES
                                         OWNED PRIOR TO              MAXIMUM NUMBER OF                NUMBER OF SHARES
      SELLING STOCKHOLDERS                 OFFERING(1)                SHARES OFFERED                OWNED AFTER OFFERING
      --------------------              ----------------             -----------------              --------------------
 John L. Silverman (2)                       53,519                         5,000                        48,519
 Karl G. Bartscht                            85,004                        10,004                        75,000
 Lincoln (3)                                 48,381                        48,381                             0


----------------------

(1) The shares to be sold shall include, in addition to the numbers indicated, any additional shares of Common Stock that become issuable in connection with the Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Company's Common Stock.

(2) Includes 3,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(3) Lincoln may, in the event of its dissolution prior to the completion of this offering, distribute all or any part of the 48,381 shares which it beneficially owns to the following persons: David S. Cook, Paul A. Strassman, David J. Teodosio, Herbert N. Snowden, III, Paul Dandrow, Russell G. Lowry, Antonio Nave, Zachary R. Greenhill, John Cavanaugh, Randy Wheeler and Paul Dwyer. In the event of such distribution, such shares will be offered by such persons pursuant to the Plan of Distribution. None of such persons has had any material relationship with the Company.

                     PLAN OF DISTRIBUTION AND OFFERING PRICE

     The Shares may be sold from time to time by the Selling Stockholders, or by their respective pledgees, donees, transferees or other successors in interest or permitted assigns. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold by any method including one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers and dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated prior to the sale. The Selling Stockholders and any brokers or dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profits realized on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker-dealers with respect to the Shares offered hereby against certain liabilities, including certain liabilities under the Securities Act. In addition, the Company has agreed to indemnify the Selling Stockholders with respect to the Shares offered hereby against certain liabilities, including certain liabilities under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Company will pay the registration expenses incident to the offering and sale of the Shares by the Selling Stockholders to the public. Such expenses (estimated to be $15,000) include legal and accounting expenses, filing fees payable to the Commission, applicable state "blue sky" filing fees and printing expenses. The Company, however, will not pay for any expenses, commissions or discounts of underwriters, dealers or agents for the Selling Stockholders.

     Any underwriters, brokers, dealers and agents who participate in any such sale may also be customers of, engage in transactions with or perform services for SUPC or one or both of the Selling Stockholders in the ordinary course of business.

     SUPC Common Stock is currently traded on the Nasdaq National Market. The public offering price for any Shares that are sold will be determined by the price indicated on such system at the time such sale occurs, or at such price as shall be determined through private negotiations between the buyer and the particular Selling Stockholder, or its agent.


                                VALIDITY OF STOCK

     The validity of the Shares will be passed upon for the Company by Sachnoff & Weaver, Ltd., Chicago, Illinois ("S&W").

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1997 and 1996 and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1997 have been incorporated by reference herein in reliance upon the report of Grant Thornton LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Common Stock being registered hereby. All the amounts shown are estimated, except the SEC registration fee.

             SEC registration fee......................................$    782
             Printing expenses.........................................   2,500
             Legal fees and expenses...................................   5,000
             Accounting fees and expenses..............................   5,000
             Miscellaneous expenses....................................   1,718
                                                                       --------

                                      Total............................$ 15,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL empowers a Delaware corporation to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened because such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation.

         In accordance with Section 102(b)(7) of the DGCL, Article XIII of the Company's Amended and Restated Certificate of Incorporation provides that "no director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by an amended DGCL. Any repeal or modification of this Article XIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

         The Company's Certificate of Incorporation and By-Laws contain provisions that require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

         The Company has entered into indemnification agreements with each of its executive officers and directors in which the Company agrees to indemnify and hold harmless the officer or director to the fullest extent permitted by applicable law against any and all attorneys' fees and all other expense, cost, liability and loss (including a mandatory obligation by the Company to advance reimbursement of legal fees and expenses) paid or incurred by such officer or director or on his or her behalf in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation not initiated by the officer or director that he or she believes in good faith might lead to a proceeding, inquiry or investigation (a proceeding) relating to the fact that the officer or director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action or inaction by the officer or director in such capacity. However, the Company's obligation to indemnify the officer or director is subject to a determination by: (i) the Company's Board of Directors, by vote of the majority of disinterested directors, or such person or body appointed by the Board of Directors who is a disinterested party; (ii) under certain circumstances, independent legal counsel appointed by the Board of Directors in a written opinion; or (iii) a court of competent jurisdiction in a final, nonappealable adjudication, that the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, the officer or director had no reasonable cause to believe that his or her conduct was unlawful.


ITEM 16. EXHIBITS.

     (a) Exhibits:

           4    Specimen Common Stock Certificate (1)

           5 Opinion of Sachnoff & Weaver, Ltd. regarding the legality of the securities being registered

          23.1  Consent of Grant Thornton LLP

          23.2  Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5)

          24 Powers of Attorney (included on the Signature Page of this Registration Statement)

(1) Incorporated by reference from the Registrant's Form S-1 Registration Statement as filed with the SEC on August 15, 1996 (File No. 333-10213).

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on May 21, 1998.

                                          SUPERIOR CONSULTANT HOLDINGS
                                          CORPORATION

                                          BY:
                                             -----------------------------------
                                             Richard D. Helppie, Jr., Chief
                                             Executive Officer

     The undersigned officers and directors of Superior Consultant Holdings Corporation, hereby severally constitute and appoint Richard D. Helppie and James T. House, and each of them singly, our true and lawful attorneys and agents, with full power to them, and each of them, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Superior Consultant Holdings Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                 SIGNATURE                                          TITLE                                DATE
  ----------------------------------------      -----------------------------------------------    ----------------

                                               Director                                              May __, 1998
------------------------------------------
          Reginald M. Ballantyne III

------------------------------------------     Director                                              May __, 1998
              Kenneth S. George

------------------------------------------     President, Chief Executive Officer (Principal         May __, 1998
           Richard D. Helppie, Jr.             Financial Officer) and Director

------------------------------------------     Chief Financial Officer (Principal Financial and      May __, 1998
                James T. House                 Accounting Officer)

------------------------------------------     Director                                              May __, 1998
              Bernard J. Lachner

------------------------------------------     Director                                              May __, 1998
              Douglas S. Peters

                                               Vice President, General Counsel and                   May __, 1998
------------------------------------------     Director
              Richard P. Saslow

------------------------------------------     Director                                              May __, 1998
              John L. Silverman
